Exhibit 99.1

Media contact:
Karla Olsen,
senior manager, media relations
Phone: 888.613.0003
FAX: 316.261.6769
karla_olsen@wr.com
Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce_burns@wr.com

WESTAR ENERGY ANNOUNCES FIRST QUARTER 2005 RESULTS

TOPEKA, Kan., May 10, 2005 — Westar Energy, Inc. (NYSE:WR) today announced earnings of $15.4 million, or $0.18 per share, for the first quarter 2005 compared with earnings of $15.4 million, or $0.21 per share, for the first quarter 2004. The per share results reflect additional shares issued in 2004. During the first quarter 2004, the company had earnings from discontinued operations of $6.9 million related to the sale of the company’s interest in Protection One.

First quarter 2005 ongoing earnings, a non-GAAP (generally accepted accounting principles) measure that excludes special items, were $17.0 million, or $0.20 per share, compared with $12.5 million, or $0.17 per share, for the same period in 2004. Per share results reflect additional shares issued in 2004. The increase in ongoing earnings for the quarter was the result primarily of a $12.2 million mark-to-market gain associated with a coal supply contract and reduced interest expense due to the reduction and refinancing of long-term debt. These two items more than offset reduced sales and higher operating and maintenance expenses for the first quarter of 2005.

Westar Energy reported revenues of $336.5 million for the first quarter 2005 compared with $340.3 million for the same period in 2004. Retail sales for the first quarter 2005 were

Westar Energy announces first quarter 2005 results, page 2 of 4 virtually unchanged from the same period of 2004. Wholesale sales increased $4.0 million for the first quarter of 2005 compared with the same period in 2004 due to higher tariff-based sales and higher market prices. Energy marketing decreased $6.6 million for the first quarter 2005 compared with the same period of 2004 due primarily to less favorable mark-to-market valuations in 2005 as compared with 2004.

Total operating expenses for the first quarter of 2005 decreased $2.0 million compared with same period in 2004. The decrease reflects primarily the mark-to-market gain on the previously mentioned coal contract. Excluding the effect of the mark-to-market gain, total operating expenses increased $10.2 million. The increase was due principally to planned maintenance outages at coal-fired generating units and an unplanned outage at the company’s nuclear generating unit, which caused the company to rely on generating units that burn higher priced fuel. Other operating expenses increased $7.5 million due to increased maintenance expenses primarily for planned outages at two of the company’s generating stations, increased operating expenses associated with the termination of shared services agreements, and additional litigation expense related to actions of the company’s former management and settlement of two shareholder lawsuits.

2005 Ongoing Earnings Guidance

Based on first quarter results, Westar Energy affirmed its previously announced 2005 full-year ongoing earnings guidance of $1.50 - $1.60 per share. Westar Energy’s earnings release, together with its attachments, dated March 16, 2005 provides a discussion of the company’s ongoing earnings guidance and the earnings drivers and adjustment used in arriving at 2005 full-year ongoing earnings guidance.

Westar Energy announces first quarter 2005 results, page 3 of 4

Ongoing Earnings

This news release describes “ongoing earnings” in addition to earnings calculated in accordance with GAAP. Ongoing earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because it believes this measure provides investors a useful indicator of results that is comparable between periods. Ongoing earnings exclude the effects of special items that may not recur or may occur on an irregular or unpredictable basis. Management uses ongoing earnings to provide a more meaningful view of Westar Energy’s fundamental earnings power. This measure is used internally with management and the board of directors to evaluate business performance. Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company. A reconciliation of GAAP earnings to ongoing earnings is attached to this release.

Conference Call

Westar Energy’s conference call with the investment community will be at 10 a.m. Eastern Daylight Time on May 10. Jim Haines, president and chief executive officer, and Mark Ruelle, executive vice president and chief financial officer, will host the call. Investors, media and the public may listen to the conference call by dialing 877-278-9269, code WESTAR. Listeners may access a live webcast of the conference call via the company’s Web site, www.wr.com. A replay of the call will be available on the Web site. Members of the news media may direct follow-up questions to Karla Olsen.

Westar Energy announces first quarter 2005 results, page 4 of 4

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 655,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates approximately 33,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Quarterly Report on Form 10-Q for the period ended March 31, 2005 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

Attachment 1

WESTAR ENERGY, INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2005	2004	Change
Sales	$336,502	$340,263	$(3,761)

Fuel and purchased power	91,797	101,762	(9,965)
Depreciation and amortization	42,305	41,927	378
Other operating expenses	147,472	139,925	7,547

Total Operating Expenses	281,574	283,614	(2,040)

Income from Operations	54,928	56,649	(1,721)

Other expense	(1,907)	(700)	(1,207)
Interest expense	29,864	43,425	(13,561)
Income tax expense	7,542	3,733	3,809

Income from Continuing Operations	15,615	8,791	6,824

Results of discontinued operations, net of tax	—	6,888	(6,888)

Preferred dividends	242	242	—

Earnings Available for Common Stock	$15,373	$15,437	$(64)

Average equivalent common shares outstanding	86,569	73,609

Basic Earnings Per Share	$0.18	$0.21	$(0.03)

Reconciliation of GAAP to Non-GAAP
Earnings Available for Common Stock	$15,373	$15,437
Special Items (After-Tax):
Discontinued operations	—	6,888
Investigation/litigation expense	(1,603)	(1,068)
RSU vesting for former management	—	(2,750)
Loss on debt retirement	—	(93)

Total Special Items	(1,603)	2,977

Ongoing Earnings	$16,976	$12,460

Basic Ongoing Earnings Per Share	$0.20	$0.17

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because it believes this measure provides investors with a useful indicator of results comparable between periods because it excludes the effects of special items that may not recur or may occur on an irregular or unpredictable basis. Management uses ongoing earnings to provide a more meaningful view of Westar Energy’s fundamental earnings power. This measure is used internally with management and the board of directors to evaluate business performance.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.